CONTRACT OPERATING AGREEMENT

THIS CONTRACT OPERATING AGREEMENT (this “Agreement”), dated effective June 1, 2014 (the “Effective Date”), is by and between CEGX of Texas, LLC, a Texas limited liability company (“Operator”), and BRADFORD JOINT VENTURE PARTNERSHIP (“Company”). Operator and Company are sometimes referred to together herein as the “Parties”, and individually as a “Party”.

RECITALS

WHEREAS, Company is a 93.75 percent working interest owner in the Bradford A & B leases – Exhibit B, Properties, and desires that Operator provide services as described in Exhibit A, Services.

NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be derived from the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DUTIES OF OPERATOR

Section 1.1 Retention of Operator. Company hereby retains and authorizes Operator to perform the Services as of the Effective Date. Operator hereby accepts such retention, authorization, and agrees to perform the Services and/or cause the Services to be performed in accordance with this Agreement.

Section 1.2 Standard of Care. Operator shall perform the Services and carry out its responsibilities under this Agreement in accordance with Exhibit A, Services.

Section 1.3 Access. Operator, its agents and employees, contractors, and subcontractors, shall at all times during the performance of the Services have full and free access to the Properties as may be necessary to perform the Services.

Section 1.4 Independent Contractor. The work and labor herein provided for shall be done and performed by Operator as an independent contractor and under the sole supervision, management, discretion, and control of Operator in accordance with the specifications set forth herein.

Section 1.5 Hold Harmless. Furthermore, in the event Operator retains independent contractors for the benefit of Company, Company releases and holds harmless Operator and its affiliates, together with their respective officers, directors, members, employees and other representatives, from and against any and all damages arising out of or in any way connected with the goods and services provided by such independent contractors.

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ARTICLE 2

PAYMENT FOR COST OF SERVICES

Section 3.1 Payment. In exchange for the performance of Services, Company shall pay Operator the Cost of Services to operate the aforementioned oil and gas properties. Company will be responsible for all an administrative and pumping fee of $500 per month, 93.75 percent of the actual cost of electricity, 93.75 percent of the applicable taxes (i.e., Ad Valorem, Severance, and Property) and 93.75 percent of the cost for ongoing maintenance and repairs to operate Company assets. The monthly fee shall be reviewed and may be adjusted to account for inflation at the end of the initial three (3) year term of this Agreement.

Section 3.2 Invoices. On or before the last day of each calendar month, Operator shall furnish to Company a detailed invoice for the period ending on the last day of the calendar month preceding such calendar month, setting forth the Cost of Services, if any, during such prior calendar month and such supporting documentation and additional data as Company may reasonably require to substantiate Operator’s right to payment.

Section 3.3 Payment. All amounts owing by either Party to the other Party under this Agreement shall be paid by check or wire transfer of immediately available funds in U.S. dollars sent to the bank and account designated by the receiving Party within thirty (30) days after receipt of a reasonably detailed invoice.

ARTICLE 3

BOOKS, RECORDS, & AUDITING

Section 3.1 Books and Records. Operator shall, and shall cause its Affiliates to, maintain at all times true and correct books and records in connection with the performance of the Services in accordance with accepted oil and gas industry practices.

Section 3.2 Audit. Upon thirty (30) days’ prior written notice, but not more than twice per calendar year, Company shall have the right from time to audit the relevant portions of the books and records of Operator and its Affiliates referenced in Section 4.1. If Company does not challenge any financial statement or invoice submitted by Operator to Company within one (1) calendar year of such financial statement or invoice, the financial statement or invoice shall be presumed to be accurate. If an audit reveals an error in any invoice paid by Company resulting in an overpayment by Company, Operator shall reimburse Company for the amount of such overpayment. Should an audit reveal an error in any invoice paid by Company resulting in an underpayment, the Company shall reimburse the amount of the underpayment to the Operator.

ARTICLE 4

RELEASE, INDEMNITY, & CERTAIN WARRANTIES

Section 4.1 Release of Operator. In no event shall Operator be liable to the Company for, and Company, on behalf of the Company Group, hereby releases Operator and its Affiliates from, any and all Damages that arise out of, relate to or are otherwise attributable to, directly or indirectly, the performance of the Services, except to the extent that such Damages are caused by the fraud, bad faith, gross negligence, willful misconduct of Operator or any of its Affiliates, or material breach by Operator or any of its Affiliates of the terms and conditions of this Agreement.

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Section 4.2 Indemnity of Company. Operator hereby agrees to indemnify, defend, and hold harmless the Company Group from and against any and all Damages incurred or suffered by any of the Company Group to the extent such Damages arise out of or result from the fraud, bad faith, gross negligence, or willful misconduct of Operator or any of its Affiliates in the conduct of the Services, EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, OR CONCURRENT), STRICT LIABILITY, OR OTHER LEGAL FAULT OF ANY OF THE COMPANY GROUP. Such obligations shall survive the termination of this Agreement.

Section 4.3 Indemnity of Operator. Except as provided for in Section 5.2 above, Company hereby agrees to indemnify, defend, and hold harmless the Operator Group from and against any and ail Damages incurred or suffered by any of the Operator Group to the extent such Damages arise out of or result from the conduct of the Services, EVEN IF SUCH DAMAGES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, OR CONCURRENT), STRICT LIABILITY, OR OTHER LEGAL FAULT OF ANY OF THE OPERATOR GROUP. Such obligations shall survive the termination of this Agreement.

ARTICLE 5

FORCE MAJEURE

Section 5.1 Force Majeure. If by reason of a Force Majeure Event either Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, and if such Party gives notice and the details of such Force Majeure in writing, facsimile, or email to the other Party within a reasonable time after the occurrence of the cause relied on, the Party giving such notice, so far as and to the extent that its performance is affected by such Force Majeure Event and during the continuance of its inability to perform as a result of such Force Majeure Event, shall not be liable in damages; provided, however, that the Party claiming such Force Majeure Event shall cause such Force Majeure Event to be remedied with all reasonable dispatch.

ARTICLE 6

TERM AND TERMINATION

Section 6.1 Term. This Agreement shall remain in full force and effect for a period of three (3) years from the Effective Date, provided that this Agreement shall renew automatically for successive one (1) year terms until such time as one Party notifies the other not later than sixty (60) days prior to the commencement of a new one (1) year term that such Party desires that the Agreement not be so renewed.

Section 6.2 Operator’s Continued Performance. Upon the termination of this Agreement, Operator shall submit to Company a final accounting of its operations hereunder and deliver to the successor operator designated by Company (or to Company if there is no successor operator) all records, reports, books, data and other material(s) related to the performance of the Services that are in the possession of Operator and its Affiliates as promptly as possible.

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Section 6.3 Notices. All notices that are required or may be given pursuant to this Agreement shall be given in writing and delivered personally, by telecopy or by recognized courier service to the addresses and/or facsimile numbers listed below:

If to Operator:

CEGX of Texas, LLC
524 Highway 180 East
Albany, Texas 76430
Attention: Dow Bowman
Telephone: (325) 762-2212

If to Company:

Bradford Joint Venture Partnership
6037 Frantz Rd. Ste. 103
Dublin, Ohio 43017
Attention: Timothy Crawford
Telephone: (614) 459-4959

Section 6.4 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Ohio, without regard to the conflict of law provisions thereof.

Section 6.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their successors and permitted assignees.

Section 6.6 Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

Section 6.7 Amendments. This Agreement may be amended or modified only by an agreement in writing signed by all Parties and expressly identified as an amendment or modification.

Section 6.8 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable Laws. If any provision of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by Law.

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Section 6.9 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 6.10 Waiver of Consequential and Punitive Damages. NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER, AND EACH PARTY RELEASES THE OTHER PARTY FROM, ANY LOSSES, COSTS, EXPENSES, OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE SERVICES CONTEMPLATED IN THIS AGREEMENT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES SUFFERED BY SUCH PARTY. EACH OF THE PARTIES WAIVES, AND RELEASES THE OTHER PARTY FROM ANY RIGHT TO RECOVER PUNITIVE, SPECIAL, EXEMPLARY AND CONSEQUENTIAL DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT; PROVIDED, HOWEVER, THAT ANY SUCH DAMAGES RECOVERED BY A THIRD PARTY (OTHER THAN SUBSIDIARIES, PARTNERS, AFFILIATES, OR PARENTS OR A PARTY) FOR WHICH A PARTY OWES THE OTHER PARTY AN INDEMNITY SHALL NOT BE WAIVED. NOTHING IN THIS SECTION SHALL WAIVE OR BE DEEMED TO WAIVE ANY PARTY’S RIGHT TO SPECIFIC PERFORMANCE, INJUNCTIVE RELIEF, OR OTHER EQUITABLE REMEDIES.

[End of Page. Signatures to Follow.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives as of the Effective Date.

OPERATOR:

CEGX OF TEXAS, LLC

By:	/s/ Dow E. Bowman.
Name:	Dow E. Bowman.
Title:	Chief Operating Officer

COMPANY:

BRADLEY JOINT VENTURE PARTNERSHIP

By:	/s/ Timothy W. Crawford
Name:	Timothy W. Crawford
Title:	Partnership Administrator

Signature Page to Contract Operating Agreement

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ATTACHED TO AND MADE PART OF OPERATING AGREEMENT BY AND BETWEEN
CEGX OF TEXAS, LLC AND BRADFORD JOINT VENTURE PARTNERSHIP

EXHIBIT “A”

SERVICES

Capitalized terms used herein and not otherwise defined herein have the meanings given to them in that certain Contract Operating Agreement by and between CEGX of Texas, LLC and Bradford Joint Venture Partnership.

1. Description of Services. Operator shall provide or cause to be provided to Company the categories of operating services (collectively, “Services”) defined in this Exhibit (A) as, respectively, “Routine Operations”, “Major Operations”, “Marketing Services”, “Accounting Services”, “Reporting Services” and “Miscellaneous Services”. The performance of the Services shall include, in all cases, the performance by Operator, and Operator’s compliance with, all of the covenants, terms, and provisions of this Agreement.

2. Routine Operations. Operator shall perform or cause to be performed duties that include all day-to-day activities relating to the operation and management of the Properties with the objectives of optimizing production, maintaining the associated oil and gas leases, extending the productive lives of the Properties, maximizing economic reserve recovery, and minimizing expenses (collectively, “Routine Operations”), including:

(a)	supervision of daily operations;

(b)	engagement of contract pumpers and other contractors, drilling contractors, service companies, drilling consultants, geologists, reserve engineers, completion consultants, regulatory consultants, legal and land consultants;

(c)	review of reservoir and well production performance and operating expenses, including the performance of studies to develop cost reduction measures, alternative solutions to recurring problems, production improvements, and methods of early detection of problems to the extent requested or approved by Company;

(d)	preparation of engineering, planning, and cost estimates for operations to be conducted on the Properties;

(e)	coordination of monthly oil and gas production information with Company for marketing purposes;

(f)	handling of oil and gas production, and delivery thereof to purchasers, pipelines, tanks and/or other facilities; and

(g)	otherwise the performance of such operations on the Properties as are necessary or appropriate consistent with the standard of the reasonably prudent operator.

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3. Major Operations. From time to time, Operator may be called upon to perform, or to cause to be performed, the following Services in connection with the Properties (“Major Operations”):

(a)	site preparation, drilling, logging, coring, testing, fracturing or other formation stimulation, and completion and equipping for production (including the installation of tanks, separators, flowlines, and other production equipment) or plugging and abandonment as a dry hole, of any new oil and gas well on the Properties, and the drilling of, or the conversion of an existing well to, an injection well, a saltwater disposal well, or a water supply well and the construction of dewatering facilities and deepening operations, sidetracking operations and recompletion operations;

(b)	plugging and abandonment operations for Hydrocarbon or water wells that have once produced, as well as for injection wells;

(c)	reworking operations intended to restore Hydrocarbon production or permit injection in a previously productive wellbore;

(d)	plugging back operations;

(e)	implementation and conduct of enhanced hydrocarbon recovery techniques; and

(f)	any other operations that, based upon past practices in the operation of the Properties.

In connection with all Major Operations, Operator shall be responsible for the preparation of bid/proposal specifications and the acquisition of competitive bids and/or proposals for, and the procurement of, necessary services, materials, equipment, and other goods required for the performance of Operator’s obligations under this Section 3.

Operator shall have the authority to perform all operations as previously defined in this section without requiring additional permission from the Company.

The Operator is authorized to charge a daily supervision rate of $500 when Major Operations are required (i.e., perforating new formations, reworking wells, etc.) after the initial drilling and completion work is finished.

4. Reporting Services. Operator shall prepare or cause to be prepared for filing by Company all regulatory reports required by Governmental Authorities. In addition, upon request by Company, Operator agrees to furnish to Company or cause to be furnished to Company copies of each of the following items promptly following their receipt or preparation by Operator:

(a)	daily drilling, work over, or other operations reports;

(b)	core analyses;

(c)	if any, mud logs;

(d)	electrical induction logs and surveys, neutron logs, or any other logs or similar tests run with respect to any Property;

(e)	well tests, completion, and similar operational reports; and

(f)	copies of all correspondence (including correspondence from any Governmental Authority) received by Operator pertaining in any way to the Properties.

All such data, reports, information, correspondence, logs, surveys, and technical analyses shall be the property of Company, and Operator shall retain no proprietary interest therein. In addition, Operator agrees to furnish to Company or cause to be furnished copies of such other reports and materials as Company may reasonably request.

5. Administration and Pumping. The Operator is authorized to charge a $500.00 monthly administrative and pumping fee for each partnership well. The monthly fee shall be reviewed and may be adjusted to account for inflation at the end of the initial three (3) year term of this agreement.

6. Utilities. All electricity bills shall be paid on an actual cost basis.

7. Taxes. The Company shall be responsible for paying all Ad Valorem, Severance, and Property taxes assessed by the state and local governments.

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EXHIBIT “B”

PROPERTIES

INSOFAR AND ONLY INSOFAR, as these Oil, Gas; & Mineral Leases cover all of the mineral rights described below to a depth of 1,500 feet to surface:

Tract One - Bradford “A” Lease RRC (30449)

NW/4 of Section, Blind Asylum Lands in Shackelford County, Texas, INSOFAR AS FROM THE SURFACE DOWN TO 1500 FEET.

Tract Two - Bradford “B” Lease RRC (30450)

NE/4 of Section 4, Blind Asylum Lands in Shackelford County, Texas, INSOFAR AS FROM THE SURFACE DOWN TO 1500 FEET.

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